UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Caterpillar Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This material supplements our definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2014 (Proxy Statement) relating to Caterpillar’s Annual Meeting of Stockholders (Annual Meeting), to be held on June 11, 2014 at the Crossroads Arena, 2800 S. Harper Road, Corinth, MS 38834 beginning at 8:00 a.m.  This supplement is being filed solely to clarify certain information presented in the sections of the Proxy Statement described below.

In the section of the Proxy Statement entitled “Proposal 4—Approval of the Caterpillar Inc. 2014 Long-Term Incentive Plan—Principal Features of the Proposed 2014 LTIP,” we included the following statement:

•                  “There are limitations on the number of shares and the value of any cash-based award that may be granted or paid to any participant under the 2014 LTIP in any fiscal year or performance period.”

In the section entitled “—Summary Description of the 2014 LTIP,” we included the following statement:

“Individual Limits.  Subject to capitalization adjustments, no participant in the 2014 LTIP may receive:  (i) options or stock appreciation rights in any fiscal year for more than 800,000 shares of our common stock subject to an option or stock-settled stock appreciation right, (ii) performance-based restricted stock, restricted stock unit or performance awards for shares of our common stock having a fair market value on the grant date of more than $20 million for each 12-month period in the performance period or (iii) performance-based cash awards for more than $20 million for each 12-month period in the performance period.”

These statements were general summaries of certain features of the 2014 LTIP (as defined in the Proxy Statement) and were not intended to be a complete description of relevant sections of the 2014 LTIP.  The complete text of the 2014 LTIP itself was attached as Appendix A to the Proxy Statement.

To provide further information and clarification regarding these features, we note that the per-person limits included in the 2014 LTIP apply to stock options and stock appreciation rights and to other performance-based awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)), in each case only to the extent necessary for such awards to qualify as performance-based compensation under such Section 162(m).  The 2014 LTIP would permit us to grant awards that are not subject to such per-person limits if we did not intend such awards to qualify for such a performance-based exemption.

The date of this material is May 28, 2014.